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                                                                   EXHIBIT 23(3)

                       [LETTERHEAD OF ASHTON JENKINS MANN]


March 25, 2002


CanArgo Energy Corporation
C/o CanArgo Services (UK) Limited
150 Buckingham Palace Road
London, England SW1W 9TR

Attention:        Mr. Anthony J. Potter


RE:  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

With respect to our reports effective date January 1, 2002, issued March 25, 2002, entitled "Evaluation of the Ninotsminda, Bugruvativske and Stynawske Oil and Gas Interests Owned by CanArgo Energy Corporation," we hereby consent to the use of our name under the caption "Experts" and references to experts from the aforementioned documents to be included in or made part of the Form S-1 Registration Statement being filed by CanArgo Energy Corporation.

                                                             ASHTON JENKINS MANN


                                                             /s/ BARRY R. ASHTON
                                                         BARRY R. ASHTON, P.ENG.
                                                                       PRESIDENT